Exhibit 99.1

Lifetime Brands Receives Stockholder Approval for Filament Acquisition

GARDEN CITY, N.Y. – February 28, 2018 – Lifetime Brands, Inc. (NasdaqGS:LCUT) (“Lifetime” or “the Company”), a leading global provider of branded kitchenware, tableware and other products used in the home, announced today that at Lifetime’s Special Meeting of Stockholders (the “Special Meeting”), Lifetime’s stockholders voted to approve the Company’s issuance of shares of Lifetime common stock contemplated in connection with the consummation of Lifetime’s previously announced acquisition of Filament Brands (“Filament”). The final vote results will be reported on a Form 8-K filed with the Securities and Exchange Commission.

“We are pleased with the outcome of today’s vote and thank all of our stockholders for their support,” said Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer. “The Lifetime Board and management team strongly believe in the strategic merits and value provided by the Filament acquisition, which will position Lifetime with the scale, brands and capabilities to compete and win in today’s dynamic global environment, while driving strong performance and value for stockholders. We look forward to completing the transaction shortly and delivering its benefits to all of our stakeholders.”

With the required approvals having been received by Lifetime stockholders, the acquisition is expected to be completed on or about March 2, 2018.

About Lifetime Brands, Inc.

Lifetime Brands, Inc. is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY® and Debbie Meyer®. The Company also provides exclusive private label products to leading retailers worldwide. The Company’s corporate website is www.lifetimebrands.com.

Forward-Looking Statements

Lifetime’s statements in this press release related to the acquisition of Filament contain forward-looking statements, including statements regarding expected benefits of the acquisition and the timing and financing thereof. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the conditions to the completion of the transaction may not be satisfied; debt financing may not be available on favorable terms, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; revenues following the transaction may be lower than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, and suppliers) may be greater than expected; Lifetime may assume unexpected risks and liabilities; completing the acquisition may distract Lifetime’s management from other important matters; and the other factors discussed in “Risk Factors” in Lifetime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent filings with the SEC, which are available at http://www.sec.gov. Lifetime assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Lifetime Brands, Inc.:

Laurence Winoker, Chief Financial Officer

516-203-3590

investor.relations@lifetimebrands.com

or

Dan Katcher / Matt Sherman / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449